Exhibit 99.1

14040 Park Center Road, Suite 210, Herndon, VA 20171;
703-674-5500; Fax 703-674-5506
E-mail: info@steelcloud.com

For investor or marketing information contact: William D. Hughes at 703-674-5560, whughes@steelcloud.com.
For financial information please access our web site at www.steelcloud.com

PRESS RELEASE
For Immediate Distribution

SteelCloud Announces First Quarter Results
Profitability Planned in Fourth Quarter;
Anticipate $35 Million Revenue in 2008, $50 Million in 2009 with Ongoing Profitability

Herndon, VA—March 14, 2007--SteelCloud, Inc. (Nasdaq: SCLD), a leading engineering and manufacturing integrator of network centric and embedded computing solutions today announced financial results for its 2007 fiscal first quarter which ended January 31, 2007. As expected and previously disclosed in the Company’s turnaround schedule, business results bottomed out in the first quarter with revenues of $4,423,067 compared to $6,177,025 in the fiscal first quarter of 2006. The fiscal 2007 first quarter net loss was ($1,136,155) compared to a net loss of ($830,884) in the first quarter of 2006. Net loss per share was ($.08) compared to a loss of ($.06) per share in 2006. The Company improved upon its Q1 turnaround plan for revenues and losses by 13% and 5% respectively.
SteelCloud also disclosed that expense controls reduced fiscal 2007 first quarter operating expenses by 12% compared to the first quarter of 2006. The Company also indicated its cash position and balance sheet remain strong.
SteelCloud’s financial plan for fiscal 2007 continues to call for profitability in Q4. As previously disclosed, the Company anticipates a net loss of $.07 to $.10 cents per share for the year. The fiscal 2007 plan represents a 70% to 100% annual revenue growth in the Company’s re-focused target markets. As stated previously, the Company plans revenues of $35 Million in 2008 and $50 Million or more in 2009, with sustained profitability both years.

“The decline in Q1 revenues was primarily attributable to foreseen and forecasted program delays in our integrator business,” said Clifton W. Sink, SteelCloud President & CEO. “Going forward, we anticipate improved business results in all three of our target markets. We believe these improvements will continue during the fiscal year with a return to profitability by our fourth fiscal quarter of 2007. We’ll accomplish this through revenue growth in the target markets, strategic partnerships, tight expense controls and a strategic plan that introduces new products.”
In the federal integrator market space, SteelCloud and Go Ahead Software are collaborating to enhance the Company’s Advanced Telecommunication Computing Architecture (ATCA) offerings with middleware which extends the inherent high-availability capabilities of the hardware to the application programs. Without middleware, applications cannot take full advantage of the hardware architecture’s high redundancy and failover capabilities. SteelCloud ATCA servers with middleware are being positioned for the High Availability (HA) military, mobile and intelligence markets where 99.999% reliability is required. The Company indicated that offerings are now under development and expected to provide new program revenues in fiscal 2008.
In the $500 Million Independent Software Vendor (ISV) market, SteelCloud indicated it is adding to its SteelWorks appliance management software through a strategic relationship with Farstone Technology, a market leader in disaster recovery software. ISV customers, effective February 2007, can choose additional SteelWorks features which frees them to concentrate on their application software work and leave the hardware, system management and support services to SteelCloud.
In the professional services arena, the Company is adopting a three-pronged growth strategy.
•	Providing the existing customer base with a single-source for consulting, support services and hardware solutions.
•	Expanding the customer base with services (e-mail and storage management, network security and continuity planning) focused on the compliance needs of both commercial and public sector clientele.
•	Promoting and leveraging the Company’s expertise in service desk, network infrastructure technology, and compliance solutions.
2007 First Quarter Highlights
•	A major federal integrator selected SteelCloud to supply high-performance servers, valued at over $27,000 each, for a new digital signal processing application. Deliveries are scheduled to take place during the Company’s fiscal second quarter.

•	A new ISV customer selected SteelCloud to develop and manufacture appliance servers for a new end-user discovery solution for law firms involved in discovery and litigation support. An initial order for pre-production units was received by the Company in January, followed by additional orders for production units in February 2007.
•	In February 2007, the Company added Dr. Ashok Kaveeshwar to its Board of Directors. Dr. Kaveeshwar has thirty-five years of technical and executive management experience. Most recently he served as the first administrator for the Research & Innovative Technology Administration (RITA) at the United States Department of Transportation, a Presidential appointment requiring Senate confirmation.
•	The Company also added Mr. Wayne Shelton, former President of Hughes Information Systems, as an advisor to the Chairman of the Board of Directors.
•	Cash & cash equivalents were approximately $3.4 Million on January 31, 2007; working capital was over $4.1 Million.
•	Current assets are in excess of two times current liabilities.
As previously announced the Company will hold a conference call at 9:00 a.m. EDT on Thursday, March 15, 2007 to discuss the earnings release. Clifton W. Sink, SteelCloud President and CEO, will host the call. For investors interested in joining the telephone conference call, please dial 1-800-946-0713 (USA), or 1-719-457-2642 (international), and reference 2490055. A recording of the earnings call will be available until 11:59 p.m. EDT, March 25, 2007 and will be accessible by dialing 1-888-203-1112 (USA) or 1-719-457-0820 (international) and referencing 2490055.
About SteelCloud
SteelCloud is an engineering and manufacturing integrator specializing in network centric and embedded computing solutions for the federal government and independent software vendors. The Company designs and manufactures specialized servers and appliances for federal integrators, software vendors and volume users. For both the government and commercial markets the Company delivers integration services and software focused on service desk, risk management and network management solutions. The Company’s ISO 9001:2000 certified Quality Management System provides procedures for continuous quality improvement in all aspects of its business. Over its nearly 20-year history, SteelCloud has won numerous awards for technical excellence and customer satisfaction. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key sales and management personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q; and any reports on Form 8K. SteelCloud takes no obligation to update or correct forward-looking statements.

STEELCLOUD, INC.
CONSOLIDATED BALANCE SHEET
                                                                                   October 31,     January 31,
                                                                                      2006            2007
                                                                                  ------------    ------------
                                      ASSETS                                                       (unaudited)
Current assets
       Cash and cash equivalents                                                  $  3,655,163    $  3,385,430
       Accounts receivable, net                                                      3,840,583       2,802,683
       Inventory, net                                                                1,144,820       1,285,359
       Prepaid expenses and other current assets                                       206,287         248,985
       Deferred contract cost                                                          217,494         221,264
                                                                                  ------------    ------------
Total current assets                                                                 9,064,347       7,943,721
       Property and equipment, net                                                   1,039,752         994,827
       Equipment on lease, net                                                         441,866         356,958
       Goodwill and other intangible assets, net                                            --              --
       Deferred tax asset                                                                   --              --
       Other assets                                                                     57,092          62,142
                                                                                  ------------    ------------
Total assets                                                                      $ 10,603,057    $  9,357,648
                                                                                  ============    ============
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
       Accounts payable                                                           $  2,639,346    $  2,165,052
       Accrued expenses                                                              1,139,373         988,212
       Notes payable, current                                                           14,629          14,711
       Unearned revenue                                                                200,813         649,030
                                                                                  ------------    ------------
Total current liabilities                                                            3,994,161       3,817,005
       Notes payable, long-term                                                         28,991          25,106
       Other, including severance obligations                                          367,741         273,937
                                                                                  ------------    ------------
Total long-term liabilities                                                            396,732         299,043
Stockholders' equity
       Preferred stock, $.001 par value: 2,000,000 shares authorized, no shares
         issued and outstanding at October 31, 2006 and January 31, 2007                    --              --
       Common stock, $.001 par value: 50,000,000 shares authorized, 14,662,176 and 14,662,176 shares issued at October 31, 2006 and January 31, 2007,
         respectively                                                                   14,662          14,662
       Additional paid in capital                                                   49,834,658      50,000,249
       Treasury stock, 400,000 shares at October 31, 2006 and January 31, 2007,
         respectively                                                               (3,432,500)     (3,432,500)
       Accumulated deficit                                                         (40,204,656)    (41,340,811)
                                                                                  ------------    ------------
Total stockholders' equity                                                           6,212,164       5,241,600
                                                                                  ------------    ------------
Total liabilities and stockholders' equity                                        $ 10,603,057    $  9,357,648
                                                                                  ============    ============

STEELCLOUD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
                                                             Three Months Ended
                                                                  January 31,
                                                             2006            2007
                                                         ------------    ------------
Revenues
   Products                                              $  5,502,408    $  3,890,161
   Services                                                   674,617         532,906
                                                         ------------    ------------
Total revenues                                              6,177,025       4,423,067
                                                         ------------    ------------
Cost of revenues
   Products                                                 4,340,074       3,265,974
   Services                                                   473,914         371,078
                                                         ------------    ------------
Total cost of revenues                                      4,813,988       3,637,052
                                                         ------------    ------------
Gross profit                                                1,363,037         786,015

Selling and marketing                                         500,174         418,109
Research and product development                              178,363         142,827
General and administrative                                  1,504,036       1,375,457
Amortization of other intangible assets                        28,778              --
                                                         ------------    ------------
(Loss) from operations                                       (848,314)     (1,150,378)

Interest income, net                                           17,430          14,223
                                                         ------------    ------------
Net (loss)                                                   (830,884)     (1,136,155)

(Loss) per share (basic and diluted):

   Basic and diluted(loss) per share                     $      (0.06)   $      (0.08)

Weighted-average shares outstanding, basic and diluted     14,049,760      14,262,176